UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 23, 2022

THE REAL GOOD FOOD COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41025	87-1280343
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3 Executive Campus, Suite 155

Cherry Hill, NJ 08002

(Address of Principal Executive Offices; Zip Code)

(856) 644-5624

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Class A common stock $0.0001 par value per share	RGF	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

ITEM 3.01 Notice of Failure to Satisfy a Continued Listing Rule or Standard.

On December 23, 2022, the Nasdaq Global Market (“Nasdaq”) sent written notice to The Real Good Food Company, Inc. (the “Company”) that due to the resignation of Deanna Brady from the Company’s board of directors and audit committee on December 20, 2022, as previously disclosed on Form 8-K filed on December 23, 2022, the Company is no longer compliant with the requirement that the audit committee include at least three independent members, as set forth in Nasdaq Listing Rule 5605(c)(2)(A). Ms. Brady’s resignation resulted in a vacancy on the audit committee such that until the Company fills the vacancy, the audit committee will have only two members. The Company expects to appoint a third member to the audit committee in January 2023.

Until then, the Company is relying on the cure period set forth in Nasdaq Listing Rule 5605(c)(4)B) and notified Nasdaq of such on December 23, 2022. This cure period allows the Company until the earlier of its next annual shareholders’ meeting or June 19, 2023, to regain compliance with such listing rule. There is no immediate effect on the listing of the Company’s common stock on Nasdaq.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE REAL GOOD FOOD COMPANY, INC.

Date: December 27, 2022	By:	/s/ Gerard G. Law
Gerard G. Law
Chief Executive Officer